UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On February 18, 2025, L3Harris Technologies, Inc. (“L3Harris”) established a new $2.5 billion, five-year senior unsecured revolving credit facility (the “New Revolving Credit Facility”), by entering into a Revolving Credit Agreement (the “New Revolving Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, as an issuing bank for letters of credit and as swingline lender.

The New Revolving Credit Facility replaces L3Harris’ prior $2 billion, five-year senior unsecured revolving credit facility established under the Revolving Credit Agreement, dated as of July 29, 2022 (the “2022 Credit Agreement”). L3Harris had entered into the 2022 Credit Agreement with the lenders from time to time party thereto and JPMorgan, as administrative agent, as an issuing bank for letters of credit and as swingline lender. The commitments under the 2022 Credit Agreement were terminated concurrently with the effectiveness of, and as a condition of entering into, the New Revolving Credit Agreement. The 2022 Credit Agreement was scheduled to terminate on July 29, 2027, and L3Harris incurred no early termination penalties as a result of such termination.

Subject to certain conditions stated in the New Revolving Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), L3Harris may borrow, prepay and re-borrow amounts under the New Revolving Credit Agreement at any time during the term of the New Revolving Credit Agreement.

The New Revolving Credit Agreement provides that L3Harris may designate wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) as borrowers under the New Revolving Credit Agreement. The obligations of any such subsidiary borrower shall be guaranteed by L3Harris. The New Revolving Credit Agreement provides that L3Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. As of February 18, 2025, no subsidiaries of L3Harris were unrestricted subsidiaries under the New Revolving Credit Agreement.

At L3Harris’ election, borrowings under the New Revolving Credit Agreement denominated in U.S. Dollars will bear interest either at (i) for each adjusted term SOFR loan, the sum of the term secured overnight funding rate (“SOFR”) for any tenor comparable to the applicable interest period selected two U.S. government securities business days prior to the commencement of such tenor, plus 0.10% (provided that if the adjusted term SOFR rate is less than 0%, then it shall be deemed 0%), plus an applicable margin, (ii) for each adjusted daily simple SOFR loan, SOFR for the day (the “SOFR Rate Day”) that is five U.S. government securities business days prior to (x) if such day is a U.S. government securities business day, such SOFR Rate Day, or (y) if such SOFR Rate Day is not a U.S. government securities business day, the U.S. government securities business day immediately preceding such SOFR Rate Day, plus 0.10% (provided that if the adjusted daily simple SOFR rate is less than 0%, then it shall be deemed 0%), plus an applicable margin, or (iii) for each base rate loan, the base rate (described below) plus an applicable margin.

The applicable interest rate margin over the term benchmark rates (with respect to the adjusted term SOFR loans and adjusted daily simple SOFR loans) is initially equal to 1.125%, but may increase (to a maximum amount of 1.750%) or decrease (to a minimum amount of 1.000%) based on changes in the ratings of L3Harris’ senior unsecured long-term debt securities (“Senior Debt Ratings”).

Borrowings under the New Revolving Credit Agreement denominated in a currency other than U.S. Dollars, such as in Euro, will bear interest at (a) the EURIBO rate for the applicable interest period multiplied by (b) the statutory reserve rate, plus an applicable margin, as described above, plus, in some cases, additional costs. Letter of credit fees are also determined based on L3Harris’ Senior Debt Ratings.

2

The base rate (the “Base Rate”) is a rate per annum equal to the greatest of (i) the prime rate in effect on such day, (ii) the NYFRB Rate (which is defined in the New Revolving Credit Agreement as the greater of (a) the federal funds rate in effect and (b) the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on the Federal Reserve Bank of New York’s website from time to time, and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate) in effect on such day plus 0.50%; and (iii) the adjusted term SOFR rate for a one month interest period plus 1%, provided that the adjusted term rate for any day shall be based on the term SOFR reference rate at approximately 5:00 a.m. Chicago time on such day. The applicable interest rate margin over the Base Rate is initially equal to 0.125%, but may increase (to a maximum amount of 0.750%) or decrease (to a minimum amount of 0.000%) based on changes in L3Harris’ Senior Debt Ratings.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Revolving Credit Agreement and letter of credit fees, L3Harris is required to pay a quarterly unused commitment fee, which shall accrue at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the New Revolving Credit Agreement. The applicable rate per annum for the unused commitment fee is initially equal to 0.110%, but may increase (to a maximum amount of 0.250%) or decrease (to a minimum amount of 0.090%) based on changes in L3Harris’ Senior Debt Ratings.

The New Revolving Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default for investment grade borrowers and financings of this type.

All principal amounts borrowed or outstanding under the New Revolving Credit Agreement mature on February 18, 2030, provided that L3Harris may request that the scheduled maturity date be extended by one calendar year under certain circumstances as set forth in the New Revolving Credit Agreement.

Certain of the financial institutions party to the New Revolving Credit Agreement or the 2022 Credit Agreement and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris, for which they have received or will receive customary fees and expenses.

The foregoing description of the New Revolving Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the New Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

364-Day Credit Facility

On February 18, 2025, L3Harris established a new $500 million, 364-day senior unsecured revolving credit facility (the “New 364-Day Credit Facility”), by entering into a 364-Day Credit Agreement (the “New 364-Day Credit Agreement”) with the lenders from time to time party thereto and JPMorgan, as administrative agent.

The New 364-Day Credit Facility replaces L3Harris’ prior $1.5 billion 364-day senior unsecured revolving credit facility established under the 364-Day Credit Agreement, dated as of January 26, 2024 (“2024 Credit Agreement”).

L3Harris had entered into the 2024 Credit Agreement with the lenders from time to time party thereto and JPMorgan, as administrative agent, pursuant to which the commitments terminated, and all revolving loans matured, as scheduled on January 24, 2025. All amounts outstanding under the 2024 Credit Agreement were repaid on or before such termination and maturity.

Subject to certain conditions stated in the New 364-Day Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), L3Harris may borrow, prepay and re-borrow amounts in U.S. Dollars under the New 364-Day Credit Agreement at any time through the earliest of (i) February 17, 2026 and (ii) such earlier date which the lenders’ commitments are terminated either at the request of L3Harris or upon the occurrence of certain events of default described in the New 364-Day Credit Agreement (the “364-Day Commitment Termination Date”).

3

The New 364-Day Credit Agreement provides that with the prior written consent of the administrative agent and each lender, L3Harris may request wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) join as borrowers under the New 364-Day Credit Agreement, with any obligations guaranteed by L3Harris. The New 364-Day Credit Agreement also provides that L3Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. As of February 18, 2025, no subsidiaries of L3Harris were borrowers or unrestricted subsidiaries under the New 364-Day Credit Agreement.

At L3Harris’ election, borrowings under the New 364-Day Credit Agreement will bear interest at (i) the sum of the term SOFR rate for any tenor comparable to the applicable interest period selected two U.S. government securities business days prior to the commencement of such tenor, plus 0.10%, plus an applicable margin between 1.000% and 1.750% (initially 1.125%) that varies based on changes in the Senior Debt Ratings or (ii) the Base Rate, plus an applicable margin between 0.000% and 0.750% (initially 0.125%) based on changes in the Senior Debt Ratings.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New 364-Day Credit Agreement, L3Harris is required to pay a quarterly unused commitment fee, accruing at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the New 364-Day Credit Agreement. The applicable rate per annum for the unused commitment fee is initially equal to 0.090%, but may increase (to a maximum amount of 0.200%) or decrease (to a minimum amount of 0.075%) based on changes in the Senior Debt Ratings.

The New 364-Day Credit Agreement also contains customary representations and warranties, affirmative and negative covenants and events of default for investment grade borrowers and financings of this type.

All principal amounts borrowed or outstanding under the New 364-Day Credit Agreement are due on the 364-Day Commitment Termination Date.

Certain of the financial institutions party to the New 364-Day Credit Agreement and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris and its affiliates, for which they have received or will receive customary fees and expenses.

The foregoing description of the New 364-Day Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the New 364-Day Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02 Termination of Material Definitive Agreement.

The Disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the 2022 Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Disclosures set forth in Item 1.01 of this Current Report on Form 8-K related to the New Revolving Credit Agreement and the New 364-Day Credit Agreement are incorporated by reference into this Item 2.03.

4

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are provided herewith:

Exhibit Number	Description
10.1*	Revolving Credit Agreement, dated February 18, 2025, by and among L3Harris Technologies, Inc. and the other parties thereto.

10.2*	364-Day Credit Agreement, dated February 18, 2025, by and among L3Harris Technologies, Inc. and the other parties thereto.

104	Cover Page Interactive Data File formatted in Inline XBRL.

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. L3Harris will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.

	By:	/s/ Christoph T. Feddersen
		Name:	Christoph T. Feddersen
Date: February 21, 2025		Title:	Vice President, General Counsel and Secretary